Exhibit 5.1

Silicon Valley
2710 Sand Hill Road
Menlo Park, CA 94025
T +1 650 618 9250 (Switchboard)
www.freshfields.com

Zymergen Inc.
5980 Horton Street, Suite 105
Emeryville, CA 94608

April 22, 2021

Ladies and Gentlemen:

Zymergen Inc., a Delaware corporation (the Company), has filed with the Securities and Exchange Commission a Registration Statement on Form S‑8 (the Registration Statement) for the purpose of registering under the Securities Act of 1933, as amended (the Securities Act), 19,288,139 shares of its common stock, par value $0.001 per share (the Securities), to be issued under the Company’s 2021 Incentive Award Plan, as amended (the 2021 Plan), the Zymergen, Inc. Employee Stock Purchase Plan (the ESPP), as amended, and the Zymergen, Inc. 2014 Stock Plan, as amended (the 2014 Plan).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Securities have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the 2021 Plan, ESPP or 2014 Plan, as applicable, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Freshfields Bruckhaus Deringer US LLP

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